Exhibit 10.2

FIRST AMENDMENT TO

RED ROBIN GOURMET BURGERS, INC.

AMENDED AND RESTATED

2007 PERFORMANCE INCENTIVE PLAN

1.                                       The Amended and Restated 2007 Performance Incentive Plan of Red Robin Gourmet Burgers, Inc., a Delaware corporation (the “Company”), was approved by the Board of Directors on April 10, 2008, and submitted for approval by the Company’s stockholders, and approved, on May 29, 2008 (the “Plan”).

2.                                       This First Amendment to Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan (this “First Amendment”) was approved by the Compensation Committee of the Company’s Board of Directors on March 3, 2010.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

3.                                       Section 3.2(g) of the Plan is hereby amended and restated in its entirety to read as follows:

(g)                                 adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 and the prohibition on repricing set forth in Section 8.14;

4.                                       The following new 8.14 shall be added to the Plan, effective immediately:

8.14                           Prohibition on Repricing.  Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation, (i) authorize the amendment of any outstanding award to reduce the price per share, (ii) authorize the cancellation of any outstanding award in exchange for the grant of an award having a lesser price per share, or (iii) authorize the cancellation of any outstanding option or SAR in exchange for cash, restricted stock or any other award.

4.                                       Except as provided in this First Amendment, the Plan shall remain unchanged and continue in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Name: Annita M. Menogan
Title: Senior Vice President and Chief Legal Officer

Dated: March 3, 2010